UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 29, 2004

FIRST HORIZON PHARMACEUTICAL CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-30123	58-2004779
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6195 Shiloh Road

Alpharetta, Georgia  30005

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (770) 442-9707

Item 5.  Other Events and Regulation FD Disclosure

                On July 29, 2004, First Horizon Pharmaceutical Corporation (the “Company”) issued a press release announcing that its Board of Directors adopted a share repurchase program, authorizing the purchase of up to $20 million of the Company’s common stock over the next twelve months in increments of up to $5 million per quarter (the “Repurchase Program”). The Company may conduct its purchases in the open market or in privately negotiated transactions. The Repurchase Program does not require the Company to acquire any specific number of shares and may be terminated at any time.

                A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.    Financial Statements and Exhibits

(c)           Exhibits

Exhibit No.	Description
99.1	Press release dated July 29, 2004 regarding the Company's share repurchase program

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST HORIZON PHARMACEUTICAL CORPORATION
(Registrant)

By:	/s/ Darrell Borne
Name:	Darrell Borne
Title:	Chief Financial Officer

Date:  July 29, 2004

Exhibits

Exhibit No.	Description
99.1	Press Release dated July 29, 2004 regarding the Company's share repurchase program